                    MORGAN STANLEY EASTERN EUROPE FUND, INC.
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JULY 1, 2009 - DECEMBER 31, 2009

                                                                   AMOUNT OF     % OF     % OF
                                     OFFERING                       SHARES      OFFERING  FUNDS
    SECURITY      PURCHASE/  SIZE OF PRICE OF    TOTAL AMOUNT      PURCHASED   PURCHASED  TOTAL
   PURCHASED     TRADE DATE OFFERING  SHARES     OF OFFERING        BY FUND     BY FUND  ASSETS       BROKERS        PURCHASED FROM
---------------- ---------- -------- -------- ----------------- -------------- --------- ------ ------------------- ----------------
   Globaltrans   12/09/09      --      $8.500       $18,679,000         25,590     0.13%  0.00%       Deutsche      Deutsche Bank
    Investment                                                                                        Bank AG
     PLC GDR                                                                                          London,
                                                                                                       Morgan
                                                                                                     Stanley &
                                                                                                         Co
                                                                                                    International,
                                                                                                    VTB Capital
                                                                                                        PLC